UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South Hope Street 25th Floor Los Angeles, California		90071
(Address of Principal Executive Offices)		(Zip Code)

(213) 613-3333

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement

On December 20, 2018, the Company, CBRE Services, Inc., a subsidiary of the Company (“Services”), certain subsidiaries of Services, the lenders party thereto, and Credit Suisse AG (“Credit Suisse”), as administrative agent, entered into an Incremental Term Loan Assumption Agreement (the “Assumption Agreement”) with respect to that certain Credit Agreement, dated as of October 31, 2017 (the “Credit Agreement”), among the Company, Services, certain subsidiaries of Services, the lenders party thereto and Credit Suisse, as administrative agent.

The Assumption Agreement provides for a new €400 million Euro denominated term loan facility (the loans thereunder, “New Euro Term Loans”) incurred as an incremental term loan under the Credit Agreement, the proceeds of which were drawn by a subsidiary of Services organized under the laws of Luxembourg (the “Luxembourg Borrower”) and used to repay a portion of the U.S. Dollar denominated term loans outstanding under the Credit Agreement.

Interest Rate

The New Euro Term Loans bear interest at a rate equal to 0.75% plus a reserve adjusted EURIBOR rate determined by the European Money Market Institute (or any other person that takes over the administration of such rate) as the rate at which interbank deposits in Euro are being offered by one prime bank to another within the EMU zone for the applicable interest period.

Prepayments

The Luxembourg Borrower may voluntarily repay New Euro Term Loans at any time without premium or penalty (other than as described in the following sentence). All prepayments of New Euro Term Loans shall be subject to certain customary “breakage” costs.

Maturity

The entire principal amount of the New Euro Term Loans outstanding (if any) is due and payable in full at maturity on December 20, 2023.

Guarantee

All obligations of the Luxembourg Borrower with respect to the New Term Loans under the Credit Agreement are unconditionally guaranteed by the Company, each of its direct and indirect U.S. material subsidiaries which guarantee any other material indebtedness of the Company and its subsidiaries and by certain non-U.S. subsidiaries of the Company.

Covenants and Events of Default

The Credit Agreement includes financial covenants requiring the Company and its subsidiaries to maintain a maximum leverage ratio and minimum interest coverage ratio. In addition, the Credit Agreement also contains other customary affirmative and negative covenants and events of default.

The descriptions of the New Euro Term Loans, the Credit Agreement and guarantees above are summaries and are qualified in their entirety by the Assumption Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, the Credit Agreement, filed with the Securities and Exchange Commission (“SEC”) on November 1, 2017 as Exhibit 10.1 to the Current Report on Form 8-K and the Guarantee Agreement, dated as of October 31, 2017, among the Company, Services, certain subsidiaries of Services and Credit Suisse, as administrative agent, filed with the SEC on November 1, 2017 as Exhibit 10.2 to the Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Incremental Term Loan Assumption Agreement, dated as of December 20, 2018, among CBRE Group, Inc., CBRE Services, Inc., certain subsidiaries of CBRE Services, Inc., the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2018	CBRE GROUP, INC.

	By:	/s/ DARA A. BAZZANO
Dara A. Bazzano
Senior Vice President, Global Finance and Chief Accounting Officer